Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated February 8, 2012, with respect to the statements of financial condition of Premier Service Bank as of December 31, 2011 and 2010, the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended December 31, 2011 and 2010, and to the reference to our firm under the heading “Experts” included in this registration statement.

Laguna Hills, California

August 17, 2012